Exhibit 23.2

[CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of information contained in our reports dated January 11, 2013 setting forth the estimates of revenues from Whiting Petroleum Corporation’s oil and gas reserves as of December 31, 2012, 2011 and 2010, and all references to our firm and our reports included in the Annual Report on Form 10-K of Whiting Petroleum Corporation for the year ended December 31, 2012.

Sincerely,

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.

July 26, 2013